As filed with the Securities and Exchange Commission on September 7, 2012.	File No. 333-______________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

UNITED COMMUNITY BANKS, INC.
(Exact Name of Registrant as Specified in its Charter)

Georgia (State or Other Jurisdiction of Incorporation or Organization)	58-1807304 (I.R.S. Employer Identification Number)

125 Highway 515 East
Blairsville, Georgia 30512
(Address of Issuer’s Principal Executive Offices)

United Community Banks, Inc. Employee Stock Purchase Plan
(Full Title of the Plan)

Mr. Jimmy C. Tallent
President and Chief Executive Officer
125 Highway 515 East
Blairsville, Georgia 30512
(706) 781-2265
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
James W. Stevens
Kilpatrick Townsend & Stockton LLP
1100 Peachtree Street, Suite 2800
Atlanta, Georgia 30309-4530
(404) 815-6500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $1.00 per share	250,000 (1)	$8.01 (2)	$2,002,500	$229.49

(1)  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.  In addition, pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement also covers any additional shares of common stock of the registrant as may be issuable in the event of a stock dividend, stock split, recapitalization, or other similar changes in the capital structure, merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation, or other distribution of assets, issuance of rights or warrants to purchase securities, or any other corporate transaction or event having an effect similar to any of the foregoing.

(2)  Determined in accordance with Rule 457(c) and (h) of the Securities Act of 1933, as amended.  The proposed maximum aggregate offering price and amount of registration fee are based on $8.01, the average of the high and low price on the Nasdaq Global Select Market on August 31, 2012.

United Community Banks, Inc. (the “Company”) files this Registration Statement on Form S-8 in connection with the United Community Banks, Inc. Employee Stock Purchase Plan (the “Plan”) to increase the number of shares of common stock that may be issued under the Plan.  The shares authorized under the Plan have been increased by 250,000 shares.  The Company previously filed a registration statement on Form S-8 (File No. 333-167186) covering 50,000 shares of the Company’s common stock authorized for issuance under the Plan, and a registration statement on Form S-8 (File No. 333-130489) covering 50,000 shares of the Company’s common stock authorized for issuance under the Plan, all adjusted for stock splits and stock dividends (the “Prior Registration Statements”).  The Prior Registration Statements continue and remain effective as to those shares registered thereunder.

INCORPORATION OF PRIOR REGISTRATION STATEMENTS BY REFERENCE

Pursuant to General Instruction E to Form S-8, the Company hereby incorporates by reference into this Registration Statement the contents of the Prior Registration Statements, including all amendments, attachments and exhibits thereto.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.	EXHIBITS.

The exhibits included as part of this Registration Statement are as follows:

Exhibit
Number	Description

5	Opinion of Kilpatrick Townsend & Stockton LLP.

23.1	Consent of Porter Keadle Moore, LLC.

23.2	Consent of Kilpatrick Townsend & Stockton LLP (included in Exhibit 5).

24	Power of Attorney (included on the signature page of this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Blairsville, State of Georgia, on September 7, 2012.

UNITED COMMUNITY BANKS, INC.

By:	/s/ Jimmy C. Tallent
Jimmy C. Tallent
President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jimmy C. Tallent and Robert L. Head, Jr., and each of them acting alone, his true and lawful attorney-in-fact with full power of substitution, for him in any and all capacities, to execute any and all amendments and post-effective amendments to this Registration Statement and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents full power and authority to do so and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on September 7, 2012.

/s/ Jimmy C. Tallent	President, Chief Executive Officer and Director
Jimmy C. Tallent	(Principal Executive Officer)

/s/ Rex S. Schuette	Executive Vice President and Chief Financial Officer
Rex S. Schuette	(Principal Financial Officer)

/s/ Alan H. Kumler	Senior Vice President, Controller and Chief Accounting Officer
Alan H. Kumler	(Principal Accounting Officer)

/s/ W.C. Nelson, Jr.	Chairman of the Board
W.C. Nelson, Jr.

/s/ Robert H. Blalock	Director
Robert H. Blalock

/s/ Clifford V. Brokaw	Director
Clifford V. Brokaw

/s/ L. Cathy Cox	Director
L. Cathy Cox

/s/ Steven J. Goldstein	Director
Steven J. Goldstein

/s/ Robert L. Head, Jr.	Director
Robert L. Head, Jr.

/s/ Thomas A. Richlovsky	Director
Thomas A. Richlovsky

/s/ John D. Stephens	Director
John D. Stephens

/s/ Tim Wallis	Director
Tim Wallis

EXHIBIT INDEX

Exhibit Number	Description

5	Opinion of Kilpatrick Townsend & Stockton LLP.

23.1	Consent of Porter Keadle Moore, LLC.

23.2	Consent of Kilpatrick Townsend & Stockton LLP (included in Exhibit 5).

24	Power of Attorney (included on the signature page of this Registration Statement).